Exhibit 4.69

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
[Translated from the original Chinese version]
Shanghai Stock Exchange Level-2 Quotations License Agreement
Agreement No.: ZQB09IN003
Party A: SSE INFONET LTD.
Address: No.528, Pudong Nan Lu, Shanghai
Party B: Fortune Software (Beijing) Co. Ltd.
Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing, China
Whereas:
Party A hereto is an organization authorized by the Shanghai Stock Exchange, and solely deals with stock information of Shanghai Stock Exchange, with full rights; Party B hereto is an information management company willing to make paid use of the information of the Shanghai Stock Exchange.
Through friendly consultation, both parties enter into this agreement concerning Party A’s license grant to Party B to manage Level-2 quotations of the Shanghai Stock Exchange.
1. Definition
1.	“SSE” means Shanghai Stock Exchange.

2.
“SSE real time quotations” means the essential trading information announced to the market in real time by SSE, for the purpose of guaranteeing fair centralized trading, in accordance with Securities Law of People’s Republic of China and relevant business regulations of Securities Regulatory Commission and Shanghai Stock Exchange.

3.
“SSE Level-2 Quotations” means the securities trading quotations information including relevant content and index in addition to real time quotations of SSE. The right to interpret the definition belongs to Party A.

4.
“SSE Level-2 Quotations License Certificate” (hereinafter referred to as “License”) means the certifying documents issued by Party A to Party B, approving Party B to manage Level-2 quotations of SSE within limited scope and term, and in certain ways.

5.
“nonexclusive license” means notwithstanding Party A granting approval to Party B to manage SSE Level-2 Quotations in accordance with the license, Party A reserves the right to manage SSE Level-2 Quotations, and is entitled to give license to any other entities or individuals to manage Level-2 quotations other than Party B.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
6.
“End Users” means the end users receiving and using SSE Level-2 Quotations transmitted by Party B. Such end users shall not provide any or part of SSE Level-2 Quotations to any organization and individuals in any ways or use them for the purpose of developing derivatives.

7.	“License Fee” means license fee charged by Party A to Party B on a annual basis from managing SSE Level-2 Quotations.

8.	“User Charge” means the charge by Party A to Party B for the SSE Level-2 Quotations on a monthly basis according to the number of end users of Party B.
2. Receiving Information
1.
Party B shall receive SSE Level-2 Quotations with the receiving methods approved by Party A in writing. If Party B’s receiving methods fails to get approval from Party A, Party A is entitled to refuse to transmit SSE Level-2 Quotations to Party B.

2.
If Party B encounters technical problems while receiving SSE Level-2 Quotations, it may contact Party A on a timely basis, and Party A shall assist in solving the problems to enable Party B to obtain SSE Level-2 Quotations in a customary fashion.

3.	Party A has the right to change the transmitting method, but normally shall notify Party B in writing one month in advance.
4.
In the event of the following events, Party A is entitled to revoke the license, and cease providing SSE Level-2 Quotations to Party B. Party B shall not continue managing SSE Level-2 Quotations, and shall be responsible for dealing with subsequent matters of its users. Party A bears no liabilities to Party B for the aforesaid actions:

(1)	Party B goes bankrupt, or applies for bankruptcy;
(2)
Party B breaches Item (1), (2), (3), (4), (6), (7) of Article 3, Section 3, or Section 5 herein, and make an irreparable results; or Party A notifies Party B in writing requiring Party B to make corrections, and Party B fails to make all corrections within the specified time according to Party A’s requirements after receiving written notices.

5.	Regardless of the reason for terminating the transmitting and receiving relations by both parties, each shall return the relevant equipment provided by the other party in good and intact conditions.
3. Management of Information
1.
Party A grants Party B a nonexclusive license to manage SSE Level-2 Quotations. Party A agrees that Party B provide SSE Level-2 Quotations to its end users within the scope and purposes etc specified in Appendix I (License) hereto, within the scope of the license (expiry of the license and revoking of the license by Party A in accordance with the agreement are deemed as outside the scope of the license).

2.	Party A will issue the license to Party B after confirming Party B’s payment for the license fee of the first year in accordance with Section 4 herein.
3.	Party B agrees to be bound by the following terms:
(1)	covenants to manage SSE Level-2 Quotations in accordance with the agreement (including the Appendix).
(2)
covenants not to provide all or any part of SSE Level-2 Quotations to any entities or individuals not specified in the license, or use such information in other aspects or purposes, without written approval of Party A.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
(3)	covenants not to use all or any part of SSE Level-2 Quotations for any illegal purpose, or provide such information to a third party for the use with illegal purpose.
(4)	covenants to respect the value of SSE Level-2 Quotations, takes no unfair competitive measures to manage relevant information such as low-price dumping, sale under cost, etc.
(5)
provides complete, accurate and timely SSE Level-2 Quotations to its end users; if omissions, errors, or delays occur, it shall make timely remedies, and make oral and written report to Party B at once.

(6)
For the occurrence of disruption of SSE Level-2 Quotations transmitted by Party A to Party B for any reasons, or the disruption of the provision of Level-2 related products or services by Party B to its end users for any other reasons, Party B warrants to provide and show SSE real-time quotations to its users to minimize the negative effects on the users; meanwhile, Party B shall make announcement upon Party A’s approval through a media outlet named by Party A in accordance with Party A’s requirement, within the time specified by Party A, bear and deal with all the subsequent matters. Sample of the announcement are attached as Appendix III hereto.

(7)	Without written approval from Party A, Party B shall not make sub-license, re-license of the SSE Level-2 License issued by Party A, and shall not sell and purchase the license.
4. Expenses
Party B agrees to pay for the expenses to Party A in accordance with Appendix I-A “Expense Payment Agreement”, including but not limited to license fee, user charge, etc.
5. Intellectual Property of Information and Protection
1.
SSE and Party A have the rights of SSE Level-2 Quotations specified herein and in the license; without written approval of Party A, any organizations or individuals (including Party B hereto, its directors, supervisors, managers or staff, etc.) shall not save or use permanently SSE Level-2 Quotations (including but not limited to copy, translation, distribution, editing, transfer, approving others to use or develop derivatives, etc.).

2.
Party A shall get written approval from Party A before application of any methods of transmitting the test content or announced content of SSE Level-2 Quotations to a third party. If Party B applies a method without written approval from Party A, Party B shall stop the application the next day after receiving notice from Party A. If Party fails to do so, and continues to use the method the next day after Party A issuing a written warning letter, Party A shall be entitled to suspend the provision of Level-2 data and to publicized it.

3.
Any products used by Party B for displaying all or part of SSE Level-2 Quotations or products developed based on all or part of SSE Level-2 Quotations (hereinafter referred to as “relevant products”) shall be announced (including but not limited to providing to a third party) or undated (including but not limited to version update considered important by Party A) to the public only after submitting an announcement or updating application and relevant materials to Party A and getting written approval of Party A. Party B warrants the application and materials are true, accurate and complete. Without written approval of Party A, Party B shall not announce or update any relevant products to the public.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
4.
Party B shall accept and cooperate in the regular or irregular technical inspection of Party B’s relevant products by Party A or a third party entrusted by Party A. During the term of the agreement, if any of relevant products of Party B has serious problems such as a security problem, including but not limited to difficulty of user certification, susceptibility of data being stolen, systems vulnerability, or nonconformity of products to materials submitted to Party A, Party B shall make corrections within the specified time according to Party A’s requirements after receiving Party’s written notice.

5.
Party B warrants only to use Level-2 data of the one trading day of September 6, 2006 for demonstration of relevant products or products to clients. Without written approval of Party A, Party B shall not provide trials of the relevant products to any third party.

6.
Party B shall note on the interface of its users’ terminals to receive SSE Level-2 Quotations, the source of SSE Level-2 Quotations is Party A, and the name, number and term of the license certificate issued.

7.	As to advertising or public statements:
(1)
for any relevant text with “SSE”, “SSE Infonet Ltd.”, “SSE Level-2 Quotations”, or any introduction to the content of SSE Level-2 Quotations, Party B shall complete the Approval Letter (in accordance with the form attached as Appendix IV hereto) for relevant advertisements or pamphlets and submit it to Party A for approval, with at least one working day in advance. Such advertisements and pamphlets shall only be used upon Party A’s written approval. Party B shall not use the name, brand, logo (including but not limited to text, patterns or marks, etc.) of SSE or Party A without getting written approval from Party A.

(2)	public statements regarding the License obtained by Party B shall note the number, validity, purposes and scope of the License.
(3)
if the License is expired and not extended, or is revoked by Party A, Party B shall not continue to make public statements that SSE Level-2 Quotations are sourced from Party A, and shall not note any information of the former License on the interface of its terminals.

8.	Party B agrees to accept and cooperate with Party A in the supervision of the relevant operations by Party A:
(1)
Party B shall submit the monthly statistics report of SSE Level-2 Quotations’ users on a regular basis to Party A, in accordance with Appendix II “Agreement on Supervision and Management of Information Operation”, and warrant the data submitted is true, complete and accurate.

(2)	Party B shall keep the original material of its users and charges properly for three years, and warrants that the aforesaid materials shall be complete and accurate.
(3)
Party B shall accept and cooperate with Party A or a third Party entrusted by Party A to make inspections of Party B’s income and users of SSE Level-2 Quotations operation (including Party A may entrust relevant personnel to make auditing of revenues and expenditures of relevant products of Party B based on SSE Level-2 Quotations). If Party A discovers any cover-up, discounted report of sales volume of Party B, Party A is entitled to ask Party B to bear all reasonable expenses incurred from the inspection (including auditing fee, travel fees, etc) in addition to the liabilities specified hereunder, and is entitled to ask Party B to make corrections in a limited term.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
(4)
Party B shall enter into contracts or agreements with legal effect which expressly stipulate obligations and rights of each party with its users prior to providing SSE Level-2 Quotations, and such contracts or agreements shall expressly contain the relevant text of the following:

a.
Users receives the SSE Level-2 Quotations as end users, and shall warrant not to copy in any way or provide to any organization or individual all or part of SSE Level-2 Quotations, not to develop any derivatives based on all or part of SSE Level-2 Quotations, or in any way use all or part of SSE Level-2 Quotations for illegal purposes and crack products of Party B.

b.
the service term provided by Party B to its users of SSE Level-2 Quotations shall not exceed the term of the License issued by Party A to Party B. If the License is expired and not extended, or Party A revokes the license in accordance with the agreement, Party B will cease immediately to provide SSE Level-2 Quotations to its users. The users shall not ask SSE or Party A to bear any liabilities or compensations.

c.	SSE Level-2 Quotations provided by Party B to its users are value-added information, and shall not substitute SSE real-time quotations as trading service information in any events.
d.	SSE and Party A owns all intellectual property of SSE Level-2 Quotations. SSE and Party A bear no liability for completeness, accuracy and timeliness of SSE Level-2 Quotations.
9.	Party B undertakes:
(1)	Unless Party A gives special written approval, all users of Party B shall only be end users.
(2)
Party B is responsible for supervising its users to abide by warranties of users specified in Item (4), Article 8 herein, and monitoring that all or part of SSE Level-2 Quotations are secure from theft through relevant products of Party B.

(3)
If Party B discovers violation of the warranties stated in Item (4), Article 8 herein by its users, or all or part of SSE Level-2 Quotations are stolen through its relevant products, and any other actions infringing rights and interests concerning information of Party A, it shall notify Party A in oral and written forms, and shall be obliged to provide timely materials it holds, including but not limited to the name, address, contact information of the users.

(4)
Party B is liable to assist Party A in dealing with the infringement of information interests of Party A relevant to its users or products, including but not limited to: upon receiving written notice from Party A, Party B shall assist Party B in investigating the relevant infringement, cease to provide SSE Level-2 Quotations to the relevant suspected infringing terminals; upon Party A’s request, issue a detailed written report, and assist Party A in claiming compensation from the responsible party for Party A’s economic losses resulting from such infringement.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
6. Disclaimer
1.	SSE and Party A bear no liability for completeness, timeliness, accuracy of the information provided (including but not limited to SSE Level-2 Quotations, same as follows).
2.	Party B agrees: SSE and Party A bear no liability for results of abnormal information or abnormal information transmission for whatever reasons.
3.
Party B undertakes that it will always avoid and eliminate factors which may bring adverse effect on SSE and Party A, such as omission, mistakes, losses, delay and intermissions of information, protecting SSE and Party A from economic and credit losses, and shall not claim compensations from SSE or Party A for aforesaid reasons in connection herewith.

4.	SSE and Party A bear no liability for any business risks Party B may take, or resulting from managing SSE Level-2 Quotations.
5.	SSE and Party A bear no liability for any risks Party B or its users may take, or resulting from investments made based on SSE Level-2 Quotations.
7. Liability of Breach of Agreement
1.
If Party B breaches the agreement, and fails to remedy such breach within the specified term stated in the written notice to require corrections of Party A, Party A is entitled to cancel the agreement, and revoke the License. The License Fee for the year (whether the term of the year is ended or not) charged by Party A will not be refunded. Meanwhile, Party B shall pay defaulting fine and compensation to Party A in accordance with the agreement, in addition to all payable expenses as stated herein. Party B bears all other liabilities and consequences incurred from such default.

2.
If Party B breaches Item (2), (7), Article 3, Section 3 herein, Party B shall transfer to Party A the earnings from such breach, and pay defaulting fine to Party A (equivalent to twice of the total amount of the annual License Fee stated in Appendix I —A “Payment Agreement” and earnings from the branch), meanwhile it shall take prompt and effective measures to terminate such breach.

3.
If Party B fails to pay for the relevant expenses in accordance with time stated herein, Party B shall pay 0.3% of past due payment per day as the defaulting fine after the due date (calculated from the due date). If Party B fails to pay after Party A’s call, Party A shall be entitled to cancel the agreement, revoke the License, and terminate to provide SSE Level-2 Quotations to Party B; Meanwhile, Party B shall pay a defaulting fine to Party A, equivalent to 50% of total expenses stated in Appendix I —A “ Payment Agreement” , and compensate Party A for other losses incurred from this.

4.
If Party B breaches Section 5 herein, Party B shall pay a defaulting fine to Party A (equivalent to total amount of the annual License Fee stated in Appendix I —A “Payment Agreement” and earnings from the branch); if any losses of Party A are caused, Party B shall compensate for all losses of Party A resulting from this.

5.
Except those liabilities of breach of the agreement stipulated in above Article 2, 3, 4 herein, if Party B fails to perform other terms herein, Party B shall pay a defaulting fine to Party A (equivalent to total amount of the annual license fee stated in Appendix I —A “Payment Agreement” and earnings from the branch); if any losses of Party A are caused, Party B shall compensate for all losses of Party A resulting from this.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
8. Effectiveness, Modification and Termination of the Agreement
1.	The agreement shall be effective when signed and stamped by legal representative or authorized representative of both parties, and shall terminate on July 31, 2012.
2.
Any provisions herein shall only be modified with written approval from both parties; any modified provisions confirmed in written form shall be deemed as an integral part of the agreement. The License shall be changed in the event of major modification.

3.
Upon the expiry of Appendix I hereto, Appendix I-A shall also be terminated. Party B may make a written application to Party A for extension or change of license 30 working days prior to the expiry of the license. Upon the approval of Party A, both parties could extend Appendix I-A. Upon the extension of the aforesaid Appendix A and Party B’s payment specified in Appendix A, Party A will issue a new term License to Party B, and the agreement will also extend in accordance with the valid term specified in new license. Both parties perform rights and obligations in accordance with the agreement or modified and added content agreed by both parties.

4.
If: Party B fails to apply for extension or change of license, or Party A gives no approval for the license, the agreement shall terminate at the expiry date of the license. Party A ceases to provide SSE Level-2 Quotations to Party B, and Party B shall not go on managing SSE Level-2 Quotations.

5.
Upon the termination of the agreement, Party B shall pay for all the expenses to Party A in accordance with the agreement (including but not limited to the due expenses which Party B fails to pay, defaulting fine, compensations, payable expenses which are not due) within ten working days prior to the termination of the agreement. If Party B fails to make the payment in time, Party B shall pay 0.3% of the payable expenses per day as defaulting fine to Party A, after the due date.

6.	Section 5, 6, 7 herein will not become invalid with invalidity of remaining sections herein, or the termination of the agreement.
9. Dispute Resolution
Any dispute arises from the performance of the agreement or in connection herewith, shall be settled though friendly consultation by both parties; if both parties fail to do so, both parties agree to submit the dispute to People’s Court at the place of Party A for settlement. All the reasonable expenses of either party, including attorney fee, auditing fee, travel fee, etc, shall be borne by the losing party.
10. Appendix to the Agreement
The appendices included hereto have the same legal force with the agreement. Appendices include the following documents and other documents signed during the performance of the agreement:

Appendix I:	SSE Level-2 Quotations License Certificate;
Appendix I:-A:	Expense Payment Agreement;
Appendix II:	Agreement on Supervision and Management of Information Operation;
Appendix III:	Sample of Announcement;
Appendix IV:	Approval Letter for Relevant Advertisements or Pamphlets (Sample)
11. Miscellaneous
1.
The agreement is governed by PRC (excluding Hong Kong, Macau, and Taiwan) laws and regulations, regulations of China Securities Regulatory Commission and rules of SSE. If any change in relevant regulations occurs, the relevant provisions herein are changed accordingly without conditions.

2.	Notices or documents issued by both parties may be delivered by hand, post and other ways. The address of the addressee is as indicated herein.
3.	Notices or documents shall be deemed to have effectively given as the following:
(1)	if delivered by hand, the served date shall be the signed date on the receipt.
(2)	if delivered by post, the served date shall be the date noted on the return of service.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
4.	Contact Information:

(1) Party A:
Office address:	Building 37, No. 1387 Zhangjiang Road, New Pudong District, Shanghai (201203)

Contact: Xin Huang
Tel:	021-68791126
e-mail:	xhuang@sse.com.cn
Fax:	021-68792027

(2) Party B:
Office address:	Floor 9, Tower C, Corporate Square
No. 35 Financial Street

Xicheng District, Beijing, China (100032)

Contact:	Kai Zhan

Tel:	010 - 68748558-8815

e-mail:	kai.zhan@jrj.com.cn

Fax:	010 - 68748508
5.
Upon the effectiveness of the agreement, the agreement shall supersede all previous relevant agreements by both parties on SSE Level-2 Quotations license, including but not limited to any written or oral agreements, contracts, consultations, representations, plans, and appendices, etc.

6.	All the headings herein are set for the convenience of reading, and shall not affect the interpretation and meaning of the agreement.

7.	The agreement is executed in quadruplicate. Each party holds two. Each is equally authentic.

Party A: SSE Infonet Ltd.	Party B: Fortune Software (Beijing) Co. Ltd.
(Seal)	(Seal)

Signed by authorized representative:	Signed by authorized representative:
/s/	/s/

Date:30/7/2009 (DD/MM/YYYY)	Date: 30/7/2009 (DD/MM/YYYY)

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
Appendix I:
SSE Level-2 Quotations License Certificate
License No.: Shangzhengxinxu 09Z03
Agreement No,: ZQB09IN003
Name of Licensee: Fortune Software (Beijing) Co. Ltd.
Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street
Legal Representative: Zhao Zhiwei
Licensed Information: SSE Level-2 Quotations
Purpose: transmitted to end users through internet or telecom wire, and end users use special terminal software to receive.
Scope: China Mainland (excluding Hong Kong, Macau, and Taiwan)
Term: from August 1, 2009 to July 31, 2012
Date of Issue: August 2009
Licensor: SSE Infonet Ltd.
Attachment to the license:
A. Payment Agreement

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
Appendix I- A.
Expense Payment Agreement
1. Party B shall pay for the following:
2.1	Management license fee: ***, aggregate amount of three years is ***.
2.2
User Charge: the charge criteria for each end user and for each month is in accordance with Party A’s uniform criteria: ***. If Party A makes adjustments of the charge criteria, the new criteria will be abided by. If an end user is given a discounted price by Party A, the user charge for such end user will be calculated based on the discounted criteria fixed by Party A. Party B will pay for the user charge to Party A according to the following ways:

The user charge for one month is ***. If the end user’s actual expense of one month exceeds ***, the end user shall pay for the actual due expense of the month; otherwise the end user shall pay for ***.
2. Payment Agreement:
Party B shall remit the payment hereunder to the bank of deposit and account named by Party A, in accordance with the following date and amount:
2.1	Party B shall pay for one -year management license fee of *** for the term from August of that year to July of the next year, within 5 working days prior to the beginning of August of every year.
2.2
Party B shall pay for the monthly user charge from August 2009, within the first 5 working days of every month, in accordance with ways of calculations of User charges specified in Item 2, Article 1 hereof.

2.3	Bank of Deposit and Account No. of Party A:
Bank of Deposit: Shanghai Branch of China Merchants Bank
Account Name: SSE Infonet Ltd.
Account No.: 096945-65808018001
3. Party A shall return the relevant discount amount to Party B in accordance with the User Charge of the paid users in such year (July of 2010, July of 2011 and July of 2012), within 5 working days prior to the beginning of last month of every year. The discount amount shall be calculated as 5% of the User Charge paid by Party B to Party A in such year.

Party A: SSE Infonet Ltd.	Party B: Fortune Software (Beijing) Co. Ltd.
(Signature or Seal):	(Signature or Seal):

/s/ company seal	/s/ company seal

Date of Execution:	Date of Execution:

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
Appendix II:
Agreement on Supervision and Management of Information Operation
1. Party B shall provide detailed data of end users as to the real time use, in accordance with the methods, forms and content specified by Party A.
2. Party B shall submit the Monthly Statistics Report of Users to Party A within the first 5 working days of each month, stating the detail of the use of SSE Level-2 Quotations by its end users.
3. Monthly Statistics Report of Users shall be submitted in written form with signature and seal of Party B, in the following forms and content:
Monthly Statistics Report of Users
Date of Filling and Submission:
User Number with Full Rate of the Month:
User Number with Half Rate of the Month:
User Number with Free Charge of the Month:
Total User Charge of the Month:
Person to submit:  _____  Date:  _____
Company (Seal):
Notes:
Date: the form shall be yyyy/ mm. The month means the month of submission. The statistics of end users of all categories shall use the methods as required by Party A.
User Number with Full Rate of the Month: means the number of users who get Level-2 related information service, and pay for the user charge in accordance with information terminal user charge criteria;
User Number with Half Rate of the Month: means the number of users who get Level-2 related information service, and obtain written approval from Party A to pay for the half rate of the user charge in accordance with the charge criteria of SSE Level-2 Quotations specified by Party A.
User Number with Free Charge of the Month: means the number of users who get Level-2 related information service, and obtain written approval from Party A to get free user charge.
Total User Charge of the Month: means the total of the user charge payable to Party A by Party B in accordance with the aggregate total number of each items.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
4. Party A is entitled to make adjustments to the abovementioned agreement base on actual conditions.

Party A: SSE Infonet Ltd.	Party B: Fortune Software (Beijing) Co. Ltd.
(Signature or Seal):	(Signature or Seal):

/s/ company seal	/s/ company seal

Date of Execution:	Date of Execution:

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
Appendix III:
Sample of Announcement
This is to announce that, SSE Level-2 Quotations provided by Fortune Software (Beijing) Co. Ltd. are suspended as of  _____  (time) of  _____  (DD/MM/ YYYY). The reason is

Fortune Software (Beijing) Co. Ltd.
Date:

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

No.: ZQB09IN003	License No.: Shangzhengxinxu 09Z03
Appendix IV:
Approval Letter for Relevant Advertisements or Pamphlets (Sample)

Subject and Purpose for Advertisement or Publicity:

Way of Distribution:

☐ Web, Website address:	;

☐ Radio Station, TV, Name of the radio station, TV station or channel:	;

☐ Print Media, Name of the print media and layout:	;

☐ Fax; ☐ E-mail: ☐ Others	.

Content:

Distribution Time:

Distribution Scope:

notes:
1. “Content” shall state the places in the advertisement or pamphlets had or implied the texts of “SSE”, “SSE Infonet Ltd.” , “SSE Level-2 Quotations”, or relevant introduction to Level-2 content.
2. Sample of the advertisement or pamphlet is submitted as attachment.
Applicant (seal):
Date:

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission